INDEMNIFICATION AGREEMENT
FOR INTERIM EXECUTIVE

THIS INDEMNIFICATION AGREEMENT FOR INTERIM EXECUTIVE (the “Agreement”) is made and entered into as of June      , 2007 between CSK Auto Corporation, a Delaware corporation, CSK Auto, Inc., an Arizona corporation, and CSK Auto.com, Inc., a Delaware corporation (individually and collectively herein, the “Company”), and Steven L. Korby (“Indemnitee”). CSK Auto Corporation and CSK Auto.com, Inc. are referred to herein from time to time as the “Delaware Corporations” and CSK Auto, Inc. is referred to herein from time to time as the “Arizona Corporation”.

WITNESSETH THAT:

WHEREAS, James B. Riley has resigned as Chief Financial Officer of the Company; and

WHEREAS, Indemnitee has been serving as a consultant to the Company in connection with various matters relating to accounting and finance since July 2006; and

WHEREAS, the Company wishes to retain Indemnitee as Interim Chief Financial Officer during the period in which it engages in a search for a permanent Chief Financial Officer; and

WHEREAS, the Company and the Indemnitee recognize the risk of litigation and other claims being asserted against the Indemnitee in connection with such interim service; and

WHEREAS, in recognition of the Indemnitee’s need for substantial protection against liability and in order to induce the Indemnitee to accept the position of Interim Chief Financial Officer (and recognizing the Indemnitee’s unwillingness to accept the position of Interim Chief Financial Officer without the indemnifications and agreements provided herein), the Company desires to provide for the indemnification of, and the advancing of expenses to, the Indemnitee to the fullest extent permitted by law and as set forth in this Agreement; and

WHEREAS, the parties hereto recognize the uncertainties relating to directors and officers insurance; and

WHEREAS, the Board of Directors has determined that it would be difficult to attract an Interim Chief Financial Officer without providing indemnities substantially similar hereto and that therefore, it is in the best interests of the Company’s stockholders to enter into this Agreement; and

WHEREAS, this Agreement is a supplement to and in furtherance of the charter and by-laws and any resolutions adopted pursuant thereto, and shall not be deemed to be a substitute therefore, nor to diminish or abrogate the rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the charter and by-laws and existing directors and officers insurance to be adequate in the present circumstances, and is not willing to serve as Interim Financial Officer without adequate protection, and the Company desires Indemnitee to serve in such capacity.

NOW, THEREFORE, in consideration of Indemnitee’s service heretofore and as Interim Chief Financial Officer after the date hereof, the parties hereto agree as follows:

1. Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted by the provisions of the General Corporation Law of the State of Delaware, with respect to the Delaware corporations, and the Arizona Business Corporation Act, with respect to the Arizona corporation, and applicable common law, as such may be amended or revised from time to time (herein, the “Law”). In addition to, but not in limitation of, the prior sentence, the Company also agrees to hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted by the provisions of Article Eighth of the Company’s Restated Certificate of Incorporation, as amended to the date hereof, and Article V of the Company’s Amended and Restated By-laws, as amended to the date hereof. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) Proceedings Other than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section l(a) if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined). Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him, or on his behalf, in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

(b) Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him, or on his behalf, in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been finally adjudged by a court in a non-appealable decision to be liable to the Company, unless the Court of Chancery of the State of Delaware shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

(c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the maximum extent permitted by Law against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

2. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 of this Agreement, the Company shall and hereby does indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined by Independent Counsel (as hereinafter defined) (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7 hereof) to be unlawful under Delaware law. The meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to: (i) to the fullest extent authorized or permitted by the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), with respect to the Delaware corporations, or the Arizona Business Corporation Act, with respect to the Arizona corporation, as in effect as of the date of this Agreement, that authorize or contemplate indemnification by contract; and (ii) to the fullest extent authorized or permitted by any amendments to or replacement of the DGCL, with respect to the Delaware corporations, or the Arizona Business Corporation Act, with respect to the Arizona corporation, adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

3. Contribution in the Event of Joint Liability.

(a) Whether or not the indemnification provided in Sections 1 and 2 hereof is available, in respect of any threatened, pending or completed action, suit or Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives, fully, completely and without reservation, and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any action, suit or Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or Proceeding) unless such settlement provides for a full, final and unqualified release of all claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or Proceeding), or if for any reason whatsoever the indemnification provided in this Agreement is unavailable to Indemnitee in whole or in part, the Company shall contribute to the amount of Expenses, judgments, fines and amounts otherwise paid, actually and reasonably incurred and paid or payable by Indemnitee, in proportion to the relative benefits received by the Company and all present, future and former officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault and knowledge of the Company and all present, future and former officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the Law may require to be considered, including, without limitation, the fact that Indemnitee was serving the Company on a limited and interim basis. The relative fault and knowledge of the Company and all present, future and former officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, the degree to which their conduct is active or passive, and the limited and interim nature of Indemnitee’s service with the Company.

(c) The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by present, future and former officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

4. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be fully indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

5. Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within ten (10) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured, interest free and shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances of Expenses shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statement to the Company to support the advances claimed. The Indemnitee shall qualify for advances solely upon the execution and delivery to the Company of an unsecured undertaking providing that Indemnitee undertakes to repay the advance to the extent that it is fully, finally and ultimately determined that Indemnitee is not entitled to be indemnified by the Company. For purposes of clarity and not limitation, the parties acknowledge and agree that any Expenses related to legal proceedings to secure a determination that Indemnitee should be indemnified under applicable Law shall be “Expenses” as defined herein and shall be fully reimbursable as provided in this Agreement.

6. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are the most favorable possible, as may be permitted under the Law. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a) To obtain indemnification (including, but not limited to, the advancement of Expenses and contribution by the Company) under this Agreement, Indemnitee shall submit to the Board of Directors of the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination, if required by applicable Law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following two methods, which shall be at the election of Indemnitee: (1) by a majority vote of the disinterested directors on the Board of Directors, even though less than a quorum, or (2) by Independent Counsel in a written opinion.

(c) If Indemnitee requests that the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) hereof, the Independent Counsel shall be selected as provided in this Section 6(c). If Indemnitee requests that the determination be made by Independent Counsel, such method of determination shall be exclusive and no other method of determination shall be permitted. The Independent Counsel shall be selected by Indemnitee (unless Indemnitee requests that such selection be made by the Board of Directors). The Company may, within ten (10) days after written notice of selection shall have been given, deliver to Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 12 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) business days after submission by Indemnitee to the Company of the name of his chosen Independent Counsel, any objection thereto by the Company shall not have been resolved, Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company to Indemnitee’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed. The Company agrees to fully indemnify the Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(d) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(e) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the books and records, including the books of account, of the Company, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected by the Company. In addition, the actual or imputed knowledge and/or actions, or failure to act, of any present, future or former director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(f) If the person, persons or entity empowered or selected under Section 6 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a deliberate misstatement by Indemnitee of a material fact, or a deliberate omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a clear prohibition of such indemnification under applicable Law; provided, however, that such thirty (30)-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto.

(g) Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board of Directors or stockholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees, expenses, out-of-pocket costs and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(h) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(i) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was not unlawful.

7. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 6(b) of this Agreement within forty-five (45) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Company of a written request therefor or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court in Dallas County, Texas, of his entitlement to such indemnification. The Company shall not oppose Indemnitee’s right to seek any such adjudication. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted in Dallas, Texas by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial or arbitration on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(b). In any judicial proceeding or arbitration commenced pursuant to this Section 7, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company shall not refer to or introduce into evidence any determination adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 7, Indemnitee shall not be required to reimburse the Company for any advances until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c) If a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent a prohibition of such indemnification under applicable Law.

(d) In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 13 of this Agreement) actually and reasonably incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

(e) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(f) The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Company’s receipt of such written request) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee (i) to enforce his rights under, or to recover damages for breach of, this Agreement or any other indemnification, advancement or contribution agreement or arrangement or provision of the Company’s Certificate of Incorporation or By-laws now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnificaiton, advance, contribution or insurance recovery, as the case may be.

(g) Interest shall be paid by the Company to Indemnitee at the then-effective Federal funds rate, plus four percent, for amounts which the Company indemnifies or is obliged to indemnify Indemnity. Such interest shall be paid for the period commencing with the date on which Indemnitee pays such amount and ending with the date on which such payment is made to Indemnitee by the Company.

8. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable Law, the certificate of incorporation of the Company, the By-laws (as they may be altered or amended), any agreement, a vote of stockholders, a resolution of directors or otherwise. Indemnitee shall, in any event and without limitation of his rights under this Agreement, but in augmentation thereof, be entitled to the fullest indemnity and protection provided by the Company to any of its directors and executive officers. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the Law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Amended and Restated By-laws, the Certificate of Incorporation and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies.

(c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and take all reasonable action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights. The Company shall fully reimburse and hold harmless Indemnitee from Expenses relating to his performance of his obligations under this paragraph, and any such reimbursal shall not be subject to any of the limitations set forth in Section 6 hereof.

9. Exception to Right of Indemnification. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification under this Agreement with respect to any Proceeding brought by Indemnitee, or any claim therein, unless (a) the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors of the Company or (b) such Proceeding is being brought by Indemnitee to assert, interpret or enforce his rights under this Agreement.

10. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company (incuding as Interim Chief Financial Officer) or as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee served at the request of the Company; or (b) one (1) year after the final termination of any Proceeding (including the rights of appeal thereto) then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee hereunder relating hereto (including any rights of appeal).

11. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as Interim Financial Officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as Interim Financial Officer of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company) and assigns, and Indemnitee’s spouse, heirs, executors, administrators and personal and legal representatives, shall continue as to Indemnitee when he has ceased to be a director, officer, employee or agent of the Company or of any other Enterprise at the Company’s request. The Company agrees that it shall not enter into any agreement or arrangement to merge or consolidate with or into another entity, or to sell all or substantially all of its assets, or otherwise transfer its operations and assets to another entity, unless and until the successor entity shall have expressly assumed the Company’s obligations under this Agreement, in a writing reasonably satisfactory to Indemnitee. The Company shall not enter into any agreement or plan of liquidation or distribution that does not fully provide for a bond, insurance or an escrow acceptable to Indemnitee in Indemnitee’s sole judgment to cover the Company’s obligations under this Agreement.

(d) The Company and Indemnitee agree that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that any breach hereof may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court, and the Company hereby expressly, fully and completely waives any such requirement of such a bond or undertaking and agrees that it will not seek a bond, undertaking or similar requirement in any Proceeding.

12. Definitions. For purposes of this Agreement:

(a) “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the express written request of the Company.

(b) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(c) “Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary.

(d) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, costs of investigation and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding.

(e) “Independent Counsel” means a national law firm, or a member of a national law firm, that is experienced in matters of Delaware corporation law, has not had a personal relationship with the Company or the Indemnitee in the past five years, and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(f) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will or could be involved as a party or otherwise, by reason of the fact that Indemnitee is or was an officer or director of the Company, by reason of any action taken by him or of any inaction on his part while acting as an officer or director of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other Enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement.

13. Severability. If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by Law; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable Laws and contract. In the event any provision hereof conflicts with any applicable Law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

14. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

15. Notice by Indemnitee and the Company. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company. The Company agrees promptly to notify Indemnitee in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder.

16. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a) If to Indemnitee, to the address set forth below Indemnitee signature hereto.

(b)	If to the Company, to:

Attention:

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

17. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

18. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

19. Governing Law. The parties agree that this Agreement and the rights and obligations of the parties hereunder, and any claim or controversy directly or indirectly based upon or arising out of this Agreement (whether based upon contract, tort or any other theory), including all matters of construction, validity and performance, shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without application of the conflict of laws principles thereof that would cause the application of the laws of any jurisdiction other than the State of Delaware.

20. Consent to Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of (a) the state courts of the State of Texas located in Dallas, Dallas County, Texas for purposes of any action arising out of this Agreement; provided, however, that an action to determine solely and exclusively that Indemnitee is entitled to indemnification hereunder notwithstanding an adjudication of liability to the Company, as contemplated by Section 1(b), may be brought in the Court of Chancery of the State of Delaware. Each party agrees that no proceeding arising out of or in connection with this Agreement shall be brought in any other state or Federal court in the United States of America or any court in any other country, and each party consents to submit to the exclusive jurisdiction of the courts set forth in the first sentence of this paragraph for purposes of any action or proceeding, as contemplated in such sentence. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action arising out of this Agreement in such courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action brought in any such court has been brought in an inconvenient forum.

21. Representations and Warranties of the Company. The Company hereby represents and warrants to Indemnitee that it has all necessary corporate power and authority to enter into and be bound by the terms of this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

INDEMNITORS:

CSK AUTO CORPORATION:

CSK AUTO, INC.

By:
Name:
Title:

CSK AUTO.COM, INC.

By:
Name:
Title:

INDEMNITEE:

Name: Steven L. Korby

Address: